                                                                     EXHIBIT T3C
================================================================================
                          CENTRAL TERMICA GUEMES S.A.,



                             THE BANK OF NEW YORK,
                           Trustee, Co-Registrar and
                            Principal Paying Agent,



                          BANCO RIO DE LA PLATA S.A.,
                      as Registrar [and Paying Agent] and

                      [KREDIETBANK S.A. LUXEMBOURGEOISE],
                  Luxembourg [Co-Registrar] and Paying Agent


                         ____________________________


                                   INDENTURE

                        Dated as of September 19, 2000

                         ____________________________



                                 US$54,000,000

                         Variable Rate Notes due 2010

                               TABLE OF CONTENTS

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                                                                                                               Page
RECITALS

         Parties                                                                                                 1

         Recitals of the Company                                                                                 1

         Recitals of the Trustee                                                                                 1

Article 1.     DEFINITIONS                                                                                       2

         Section 1.1.    Definitions                                                                             2

Article 2.     NOTE FORMS                                                                                       10

         Section 2.1.    Forms Generally                                                                        10

         Section 2.2.    Form of Face of Note                                                                   10

         Section 2.3.    Form of Reverse of Note                                                                12

         Section 2.4.    Form of Trustee's Certificate of Authentication                                        17

Article 3.     THE NOTES                                                                                        17

         Section 3.1.    Title and Terms                                                                        17

         Section 3.2.    Authentication, Delivery and Date of Notes                                             20

         Section 3.3.    Execution of Notes                                                                     20

         Section 3.4.    Certificate of Authentication                                                          20

         Section 3.5.    Denomination and Registration; Book Entry System; Certificated Notes                   21

         Section 3.6.    Payment of Interest; Interest Rights Preserved                                         21

         Section 3.7.    Computation of Interest                                                                22

         Section 3.8.    Registration of Transfer and Exchange                                                  22

         Section 3.9.    Restrictive Legends                                                                    23

         Section 3.10.   Transfer Restrictions                                                                  24

         Section 3.11.   Mutilated, Defaced, Destroyed, Lost and Stolen Notes                                   24

         Section 3.12.   Cancellation of Notes; Destruction Thereof                                             25

         Section 3.13.   Persons Deemed Owners                                                                  25

         Section 3.14.   CUSIP, CINS and INIS Numbers                                                           25

Article 4.     COVENANTS                                                                                        26

         Section 4.1.    Payment of Principal and Interest                                                      26
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
         Section 4.2.    Maintenance of Office or Agency                                                        26

         Section 4.3     Maintenance of Existence                                                               26

         Section 4.4.    Maintenance of Properties                                                              26

         Section 4.5.    Payment of Taxes and Other Claims                                                      27

         Section 4.6.    Compliance with Laws and Other Agreements                                              27

         Section 4.7.    Maintenance of Books and Records                                                       27

         Section 4.8.    Maintenance of Insurance                                                               27

         Section 4.9.    Permitted Liens                                                                        27

         Section 4.10.   Permitted Indebtedness                                                                 27

         Section 4.11.   Financial Reporting                                                                    27

         Section 4.12.   Mergers, Consolidations, Sales and Leases                                              28

         Section 4.13.   Further Assurances                                                                     28

Article 5.     HOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE                                        29

         Section 5.1.    Company to Furnish Trustee Information as to Names and Addresses of Holders            29

         Section 5.2.    Preservation of Information; Communications to Holders                                 29

         Section 5.3.    Reports by the Company                                                                 29

Article 6.     REMEDIES OF THE TRUSTEE AND HOLDERS IN EVENT OF DEFAULT                                          29

         Section 6.1.    Event of Default Defined; Acceleration of Maturity                                     29

         Section 6.2.    Acceleration of Maturity; Rescission and Annulment                                     31

         Section 6.3.    Collection of Indebtedness and Suits for Enforcement by Trustee                        31

         Section 6.4.    Application of Moneys Collected                                                        33

         Section 6.5.    Restoration of Rights on Abandonment of Proceedings                                    34

         Section 6.6.    Limitations on Suits by Holders                                                        34

         Section 6.7.    Unconditional Right of Holders to Receive Principal, Additional Amounts and Interest   34

         Section 6.8.    Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default                35

         Section 6.9.    Control by Holders                                                                     35

         Section 6.10.   Waiver of Past Defaults                                                                35
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
         Section 6.11.   Trustee to Give Notice of Default, But May Withhold in Certain Circumstances                 36

         Section 6.12.   Undertaking for Costs                                                                        36

         Section 6.13.   Currency Indemnity                                                                           37

Article 7.     CONCERNING THE TRUSTEE                                                                                 37

         Section 7.1.    Duties and Responsibilities of the Trustee; During Default; Prior to Default                 37

         Section 7.2.    Certain Rights of the Trustee                                                                38

         Section 7.3.    Trustee Not Responsible for Recitals, Disposition of Notes or Application                    39
                         of Proceeds Thereof

         Section 7.4.    May Hold Notes; Collections, etc                                                             40

         Section 7.5.    Moneys Held by Trustee                                                                       40

         Section 7.6.    Compensation and Indemnification of Trustee and Its Prior Claim                              40

         Section 7.7.    Right of Trustee to Rely on Officers' Certificate, etc                                       40

         Section 7.8.    Qualification of Trustee; Conflicting Interests                                              41

         Section 7.9.    Corporate Trustee Required; Eligibility                                                      41

         Section 7.10.   Resignation and Removal; Appointment of Successor Trustee                                    41

         Section 7.11.   Acceptance of Appointment by Successor Trustee                                               42

         Section 7.12.   Merger, Conversion, Consolidation or Succession to Business of Trustee                       43

         Section 7.13.   Preferential Collection of Claims Against Company                                            44

         Section 7.14.   Appointment of Authenticating Agent                                                          44

Article 8.     CONCERNING THE HOLDERS                                                                                 45

         Section 8.1.    Evidence of Acts of Holders                                                                  45

         Section 8.2.    Proof of Execution of Instruments and of Holding of Notes                                    45

         Section 8.3.    Holders to Be Treated as Owners                                                              46

         Section 8.4.    Notes Owned by Company Deemed Not Outstanding                                                46

Article 9.     SUPPLEMENTAL INDENTURES AND MEETINGS OF HOLDERS                                                        47

         Section 9.1.    Supplemental Indentures Without Vote of Holders                                              47

         Section 9.2.    Supplemental Indentures with Vote of Holders                                                 47

         Section 9.3.    Execution of Supplemental Indentures                                                         48

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
         Section 9.4.    Effect of Supplemental Indentures                                                            48

         Section 9.5.    Reference in Notes to Supplemental Indentures                                                48

         Section 9.6.    Meetings of Holders; Modification and Waiver                                                 48

Article 10.    CONSOLIDATION, MERGER, SALE OR CONVEYANCE                                                              50

         Section 10.1.   Successor Substituted                                                                        50

Article 11.    SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS                                              50

         Section 11.1.   Satisfaction and Discharge of Indenture                                                      50

         Section 11.2.   Application of Trust Money                                                                   51

         Section 11.3.   Repayment of Moneys Held by Paying Agent                                                     51

         Section 11.4.   Return of Moneys Held by Trustee and Paying Agent Unclaimed for Three Years                  51

Article 12.    MISCELLANEOUS PROVISIONS                                                                               52

         Section 12.1.   Incorporators, Shareholders, Officers and Directors of Company Exempt from Individual
                         Liability                                                                                    52

         Section 12.2.   Provisions of Indenture for the Sole Benefit of Parties and Holders                          52

         Section 12.3.   Successors and Assigns of Company Bound by Indenture                                         52

         Section 12.4.   Notices, etc., to Trustee, Co-Registrar, Paying Agents, Registrar, Luxembourg                52
                         Co-Registrar, Company and Holders; Waiver

         Section 12.5.   Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein           53

         Section 12.6.   Payments Due on Saturdays, Sundays and Holidays                                              54

         Section 12.7.   Conflict with Trust Indenture Act                                                            54

         Section 12.8.   Governing Law                                                                                54

         Section 12.9.   Consent to Jurisdiction and Service of Process                                               55

         Section 12.10.  Counterparts                                                                                 55

         Section 12.11.  Effect of Headings                                                                           56

         Section 12.12   Severability                                                                                 56

Article 13.    REDEMPTION OF NOTES                                                                                    56

         Section 13.1.   Tax Redemption                                                                               56

         Section 13.2.   Optional Redemption                                                                          57

         Section 13.3.   Deposit of Redemption Price                                                                  58

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
         Section 13.4.   Notes Payable on Redemption Date                                                             58


SIGNATURES                                                                                                            59

          INDENTURE dated as of September 19, 2000 (this "Indenture") among CENTRAL TERMICA GUEMES S.A., a corporation (sociedad anonima) organized under the laws of the Republic of Argentina (the "Company"), THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee"), Co-Registrar ("Co-Registrar") and Principal Paying Agent (the "Principal Paying Agent"), BANCO RIO DE LA PLATA S.A., a corporation duly organized and existing under the laws of the Republic of Argentina, as Registrar (the "Registrar") and [Paying Agent] and [KREDIETBANK S.A. LUXEMBOURGEOISE], a corporation duly organized and existing under the laws of Luxembourg, as Luxembourg Co-Registrar (the "Luxembourg Co-Registrar") and Paying Agent (each of BANCO RIO DE LA PLATA S.A., and [Kredietbank S.A. Luxembourgeoise], in its capacity as Paying Agent, individually a "Paying Agent" and collectively the "Paying Agents").

RECITALS OF THE COMPANY:

          WHEREAS, the Company has duly authorized the creation and offering of an issue of its Variable Rate Notes due 2010 in the aggregate principal amount of US$54,000,000 (the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture;

          WHEREAS, in connection with the Company's court-supervised reorganization (concurso preventivo) under Argentine law, in the commercial court of Salta, Argentina (the "Court"), the Company will issue and deliver the Notes to restructure its debt in accordance with the Company's plan of financial restructuring supervised by the Court and the provisions of the Argentine Negotiable Obligations Law (as defined below) in exchange, in part, for the Company's outstanding 12% Notes due 2001 in an aggregate principal amount of US$60,000,000 (the "Old Notes"); and

          WHEREAS, pursuant to such plan of financial restructuring, the Company's obligations and liabilities in respect of the Old Notes will expire as of the date of the issuance of the Notes and the Company shall have no further liability in respect thereof to any holder of the Old Notes or such holder's transferees, successors or assigns; and

          WHEREAS, all necessary actions to ensure that the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, have been taken to make this Indenture a valid Indenture and agreement according to its terms;

                           RECITALS OF THE TRUSTEE:

          WHEREAS, the Trustee has agreed to act as trustee under this Indenture on the following terms and conditions set forth herein;

          WHEREAS, the Trustee has reviewed a certified English translation of the resolutions of the holders of the Company's Old Notes adopted on August 9, 2000 and of the resolutions of the Board of Directors of the Company adopted on June 23, 2000 authorizing the issuance of the Notes and hereby confirms that the that the terms and conditions of such Notes accurately reflect the terms of said resolutions; and

          WHEREAS, the Trustee has agreed to act as trustee under this Indenture on the terms and conditions set forth herein;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders from time to time of the Notes as follows:

                                  ARTICLE 1.

                                  DEFINITIONS

          Section 1.1.   Definitions. For all purposes of this Indenture, except
                         -----------
as otherwise expressly provided or unless the context otherwise requires:
          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
          (1) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
          (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Argentine GAAP (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term Argentine GAAP with respect to any computation required or permitted hereunder shall mean Argentine GAAP at the date of such computation; and
          (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Act" has the meaning set forth in Section 8.1.
           ---

          "Additional Amounts" means additional amounts as may be necessary in
           ------------------
order that the net amounts receivable by each Holder after any withholding or deduction in respect of such Taxes shall equal the respective amounts of principal and interest, which would have been receivable in respect of the Notes in the absence of such withholding or deduction.

          "Affiliate" of any specified Person means any other Person directly or
           ---------
indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person.

          "Applicable Procedures" has the meaning set forth in Section 3.10
           ---------------------
hereof.

          "Argentina" means the Republic of Argentina.
           ---------

          "Argentine Companies Law" means collectively Argentine Law No. ____,
           -----------------------
as amended from time to time.

          "Argentine GAAP" means generally accepted accounting principles as
           --------------
applied in Argentina.

          "Argentine Government" means the Government of Argentina.
           --------------------

          "Argentine Negotiable Obligations Law" means collectively Argentine
           ------------------------------------
Law No. 23,576, as amended by Argentine Laws No. 23,962 and 24,435, and as further amended from time to time.

          "Authenticating Agent" means any Person authorized by the Trustee to
           --------------------
act on behalf of the Trustee to authenticate Notes.

          "Authorized Officers" means a member of the Supervisory Committee of
           -------------------
the Company and a Director of the Company or other duly authorized and empowered officer of the Company.

          "Board of Directors" means the board of directors of the Company.
           ------------------

          "Board Resolution" means a copy of a resolution of the Board of
           ----------------
Directors certified by a notary public to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Bonex" means External Bonds (Bonos Externos) of Argentina of any
           -----
series.

          "Business Day" means, with respect to each place of payment, a day on
           ------------
which banks are open for business and carrying out transactions in Dollars in The City of New York, The City of Buenos Aires or the city of the Paying Agent effecting the payment.

          "CEDEL" means Cedel societe anonyme or any successor securities
           -----
clearing agency.

          "Certificated Note" means any Note in fully registered definitive
           -----------------
form.

          "CNV" means the Argentine National Securities Commission (Comisin
           ---
Nacional de Valores).

          "Company" means the Person named as the "Company" in the first
           -------
paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order
           ---------------      -------------
signed in the name of the Company by its President, Vice President, Secretary or Chief Executive Officer, or other duly authorized and empowered officer of the Company, and delivered to the Trustee.

          "Company's successor Corporation" means any corporation formed by any
           -------------------------------
merger or consolidation described in Section 10.1 hereof with the Company or the Person which acquires by conveyance or transfer, or which leases, the Properties of the Company substantially as an entirety.

          "Co-Registrar" means The Bank of New York.
           ------------

          "Corporate Trust Office" means the office of the Trustee at which the
           ----------------------
corporate trust business of the Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 21W, New York, New York 10286.

          "corporation" means a sociedad anonima, corporation, association,
           -----------
company or business trust.

          "Court"  shall have the meaning ascribed to it in the recitals of this
           -----
Indenture.

          "Default" means any event which is, or after notice or lapse of time
           -------
or both would become, an Event of Default.

          "Depository" means, when used with respect to the Notes issuable or
           ----------
issued in whole or in part in the form of one or more Global Securities, the Person designated as depository by the Company pursuant to Section 3.5 hereof which must be a clearing agency registered under the Exchange Act.

          "Dollars" and the symbol "US$" each mean dollars of the United States
           -------                  ---
of America.

          "DTC" means The Depository Trust Company.
           ---

          "DTC Restricted Global Security" means a global security representing
           ------------------------------
Notes which are sold in reliance upon Rule 144A under the Securities Act.

          "DTC Unrestricted Global Security" means a global security
           --------------------------------
representing Notes which are sold in transactions outside the United States in reliance upon Regulation S under the Securities Act.

          "Euroclear" means the Euroclear System.
           ---------

          "Event of Default" means any of the events specified in Section 6.1
           ----------------
hereof which shall have occurred and be continuing.

          "Exchange Act" refers to the United States Securities Exchange Act of
           ------------
1934, as from time to time amended, and any successor act thereto.

          "Global Securities" means the DTC Restricted Global Securities and the
           -----------------
DTC Unrestricted Global Securities.

          "Governmental Agency" means any public legal entity or public agency
           -------------------
of Argentina or the United States, whether, created by federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina or the United States.

          "Holder", "holder of Notes" or other similar terms means a Person in
           ------    ---------------
whose name a Note is registered in the Register.

          "Indebtedness" means any obligation (whether present or future, actual
           ------------
or contingent) for the payment or repayment of money which has been borrowed.

          "Indenture" meant this instrument as originally executed (including
           ---------
all exhibits and schedules hereto) or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Interest Payment Date" means the Stated Maturity of an installment of
           ---------------------
interest on the Notes.

          "Lien" means mortgage, charge, pledge, lien or other form of
           ----
encumbrance or security interest.

          "Luxembourg Co-Registrar" means [Kredietbank S.A. Luxembourgeoise].
           -----------------------

          "Maturity", when used with respect to any Note, means the date on
           --------
which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Note" and "Notes" have the meaning set forth in the first recital of
           ----       -----
this Indenture, or, as the case may be, Notes that have been authenticated and delivered under this Indenture.

          "Officers' Certificate" means a certificate signed by the President or
           ---------------------
a Vice President and by the Controller or the Secretary of the Company and delivered to the Trustee.

          "Old Notes" have the meaning set forth in the recitals of this
           ---------
Indenture.

          "Opinion of Counsel" means a written opinion of counsel, who may be
           ------------------
counsel for the Company, and who shall be acceptable to the Trustee.

          "Outstanding", when used with respect to Notes, means, as of the date
           -----------
of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
           ------

          (1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (2) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (3) Notes which have been paid pursuant to Section 3.9 hereof or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided that in determining whether the holders of the requisite principal amount of the

Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Subsidiary or Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Subsidiary or Affiliate of the Company or of such other obligor.

          "Participants" means institutions that have accounts with the
           ------------
Depository or its nominee.

          "Paying Agent" means each Person named as Paying Agent in the first
           ------------
paragraph of this Indenture, any successor thereof, and any Person authorized by the Company to pay the principal of or interest on any Notes on behalf of the Company, including the Principal Paying Agent.

          "Permitted Indebtedness" means:
           ----------------------

          (1)  Indebtedness evidenced by the Notes; and

          (2)  Indebtedness outstanding from time to time under

                    (a)  a credit facility or facilities, or

                    (b) an issue or issues of commercial paper or other short-term securities with a maturity of less than 365 days,

     in an aggregate principal amount not exceeding US$15,000,000 or its equivalent (as reasonably determined by the Company);

          (3) Indebtedness incurred by any joint venture in which the Company has an interest and which Indebtedness is fully non-recourse to the Company;

          (4) Indebtedness secured by any asset acquired by the Company and existing on the date of such acquisition; and

          (5) Indebtedness incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring an asset and secured solely by such asset.

          "Permitted Lien" means:
           --------------

          (1) any Lien created on any asset securing Indebtedness incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring such asset, which Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

          (2) any Lien created on any assets securing Indebtedness incurred in relation to the construction, improvement or development, in whole or in part, of (a) assets used in generation and/or transmission and/or distribution and/or sale of electrical energy and (b) electricity generating plants and/or electricity distribution facilities and/or electricity transmission facilities, where in any case such Lien is in respect of such assets or electricity generating plant, electricity distribution facility or electricity transmission facility, as the case may be, constructed, improved or developed;

          (3) any Lien on any asset existing at the date of acquisition of such asset and not created in contemplation of such acquisition;

          (4) any Lien securing an extension, renewal or refinancing of Indebtedness secured in accordance with any of paragraphs (1) to (3) above, provided that (a) the Lien is created with respect to the asset which secured the Indebtedness being so extended, renewed or refinanced, and (b) the principal amount of Indebtedness secured by the Lien prior to such extension, renewal or refinancing is not increased;

          (5)  any Lien arising by operation of law; and

          (6) any Lien arising in the ordinary course of business of the Company or its Subsidiaries.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Note" of any particular Note means every previous Note
           ----------------
evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.9 hereof in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

          "Principal Paying Agent" means the Person named as the "Principal
           ----------------------
Paying Agent" in the first paragraph of this Indenture, and any successor Principal Paying Agent.

          "Property" means any asset, revenue or other property, whether
           --------
tangible or intangible, real or personal, including without limitation any right to receive income.

          "Redeemable Stock" means any class or series of capital stock that by
           ----------------
its terms or otherwise is required to be redeemed prior to the Stated Maturity of the Notes, or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Notes.

          "Redemption Date", when used with respect to any Note to be redeemed,
           ---------------
means
the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Note to be redeemed,
           ----------------
means the price at which it is to be redeemed pursuant to this Indenture.

          "Register" means the books for the exchange, registration and
           --------
registration of transfer of Notes.

          "Registrar" means Banco Rio de la Plata S.A., until a successor
           ---------
Registrar shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter "Registrar" shall mean such successor Registrar.

          "Regular Record Date" for the interest payable on any Interest Payment
           -------------------
Date means the March 4 or September 4 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Responsible Officer", when used with respect to the Trustee, means
           -------------------
any vice president, any assistant secretary, any assistant treasurer, and any trust officer or assistant, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Period" has the meaning set forth in Section 3.10 hereof.
           -----------------

          "SEC" means the United States Securities and Exchange Commission, as
           ---
from time to time constituted, or, if at any time after the execution of this instrument the SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Securities Act" refers to the United States Securities Act of 1933,
           --------------
as from time to time amended, and any successor act thereto.

          "Significant Subsidiary" means a Subsidiary of the Company which is
           ----------------------
material to the condition, financial or otherwise, or to the earnings, operations, business affairs or business prospects of the Company and its Subsidiaries taken as a whole.

          "Special Record Date" means a date fixed by the Trustee for the
           -------------------
payment of Defaulted Interest.

          "Stated Maturity", when used with respect to any Note or any
           ---------------
installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

          "Subsidiary" means any corporation or other business entity of which
           ----------
the Company owns or controls (either directly or through another or other Subsidiaries) more than 50% of the issued share capital or other ownership interest, in each case having ordinary voting power to elect directors, managers or trustees of such corporation or other business entity (whether or not capital stock or other ownership interest or any other class or classes shall or might have voting power upon the occurrence of any contingency).

          "Supervisory Committee" means the committee of statutory auditors
           ---------------------
appointed by the shareholders of the Company.

          "Taxes" means any present or future taxes, duties, levies, or other
           -----
governmental charges of whatever nature.

          "Transfer Agent" means any Person authorized by the Company to
           --------------
effectuate the exchange or transfer of any Note on behalf of the Company hereunder.

          "Trustee" means the Person named as the "Trustee" in the first
           -------
paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Trust Indenture Act" means the United States Trust Indenture Act of
           -------------------
1939, as from time to time amended, and any successor act thereto.

          "U.S. GAAP" means generally accepted accounting principles as applied
           ---------
in the United States.

          "U.S. Government Obligations" means securities that are (x) direct
           ---------------------------
obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the United States Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          "Vice President", when used with respect to the Company or the
           --------------
Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          "Voting Stock", when used with reference to a Subsidiary, means stock
           ------------
of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation; provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered Voting Stock whether or not such event shall have happened.

                                  ARTICLE 2.

                                  NOTE FORMS

          Section 2.1.   Forms Generally. The Notes and the Trustee's
                         ---------------
certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.

          The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules under any applicable securities laws or of any securities exchange on which the Notes may be listed and subject to the prior approval of the CNV where applicable, all as determined by a duly authorized officer of the Company executing such Notes, as evidenced by his or her execution of such Notes.

          Section 2.2.   Form of Face of Note.
                         --------------------

[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE OFFER, SALE, PLEDGE OR TRANSFER OF THIS NOTE MAY BE SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS NOTE, ACKNOWLEDGES THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF NOTES.]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO ANOTHER NOMINEE OF DTC OR TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.*
               -


* This legend shall be borne by the Global Security.
-

                          CENTRAL TERMICA GUEMES S.A.

                          VARIABLE RATE NOTE DUE 2010

          No. R-1                                                 US$__________
             ------

                                                     CUSIP/CINS/ISIN** No.
                                                                    --

** Notes represented by the Global Security shall bear a CINS or CUSIP number
--
and an ISIN number.

                                                        _____________

          Central Termica Guemes S.A., a corporation (sociedad anonima) organized under the laws of the Republic of Argentina, for value received, hereby promises to pay to __________, or registered assigns, the principal sum of _______ Dollars on September 19, 2010 (or on such earlier date as the principal sum may become repayable in accordance with the terms and conditions set forth in the Indenture), and to pay interest thereon from September 19, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on March 19 and September 19 of each year, commencing March 19, 2001 at the rate of 2.0% per annum to and including the first anniversary of this Note, 2.5% per annum thereafter to and an including the second anniversary of this Note, 3.0% per annum thereafter to and including the third anniversary of this Note, and 5.0% per annum thereafter, until the principal hereof is paid or duly provided for, all subject to and in accordance with, the terms and conditions of the Indenture (as defined below). The interest so payable and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on March 4 or September 4 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Capitalized terms not defined in this Note shall have the meanings assigned thereto in the Indenture.

          Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by this Note, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          The principal of this Note shall be payable at the Corporate Trust office of The Bank of New York in The City of New York and at the office of Banco Rio de la Plata S.A., Buenos Aires, Argentina, and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agents appointed by the Company. Payments of principal of this Note shall be made against surrender of this Note. Payments in respect of interest on each Interest Payment Date with respect to this Note will be made to the Person in whose name such Note is registered on the Regular Record Date immediately preceding such Interest Payment Date by Dollar check drawn on a bank in The City of New York or, in case of the holder of at least US$1,000,000 principal amount of Notes, by wire transfer to a Dollar account maintained by the payee with a bank in the United States or in Argentina, provided that the registered holder so elects by giving written notice to such effect designating such account, which is received by the Trustee or a Paying Agent no later than the March 4 or September 4, as the case may be, immediately preceding such Interest Payment Date. Unless such designation is revoked, any such designation made by the Holder with respect to this Note shall remain in effect with respect to any future payments with respect to this Note payable to such Holder. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer.

          Interest on this Note shall be computed on the basis of a 360-day year consisting of 12 months of 30 days and, in the case of an incomplete month, the number of days actually elapsed.

          All payments of principal and interest hereunder shall be made exclusively in Dollars or in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                   CENTRAL TERMICA GUEMES S.A.

                                   By______________________________________
                                   Name:
                                   Title:

          Section 2.3.   Form of Reverse of Note. This Note is a negotiable
                         -----------------------
obligation under the Argentine Negotiable Obligations Law and is one of a duly authorized issue of Notes of the Company designated as its Variable Rate Notes due 2010, limited in aggregate principal amount to US$54,000,000, issued and to be issued under the Indenture dated as of September 19, 2000 (herein called the "Indenture") among the Company, The Bank of New York, as Trustee, Co-Registrar and Principal Paying Agent, and Banco Rio de la Plata S.A., as Registrar and Paying Agent, and [Kredietbank S.A. Luxembourgeoise], as Luxembourg Co-Registrar and Paying Agent, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Notes constitute the direct, unsecured and unsubordinated obligations of the Company and will rank pari passu without any preference among themselves. The payment obligations of the Company under the Notes will at all times rank at least equally in priority of payment with all other present and future unsecured and unsubordinated obligations of the Company from time to time outstanding.

Form, Denomination and Registration
-----------------------------------

          The Notes shall be issued only in registered form without coupons and in denominations of US$1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Global Securities
-----------------

          The Notes will be represented by one or more global securities (individually, a "Global Security"), except for Certificated Notes that may be issued under circumstances described in the Indenture. Each Global Security will be deposited with, or on behalf of, The Depository Trust Company, as depository ("DTC"or the "Depository") and will be registered in the name of the nominee of the Depository.

          Principal and interest payments on each Global Security will be made to the Depository or its nominee, as the case may be, as the registered owner of such Global Security. None of the Company, any Paying Agent or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Except as set forth below, a Global Security may not be transferred except as a whole by the Depository to another nominee of the Depository or to a successor of the Depository, or a nominee of such successor.

Certificated Notes; Transfer and Exchange
-----------------------------------------

          Owners of beneficial interests in Global Securities will be entitled or required, as the case may be, under the circumstances described below, to receive physical delivery of Certificated Notes. The Notes are not issuable in bearer form.

          Beneficial interests in a Global Security will be exchangeable or transferable, as the case may be, for Certificated Notes if (1) the Depository notifies the Company that it is unwilling or unable to continue as depository for such Global Security, or the Depository ceases to be a "clearing agency" registered under the Exchange Act, and a successor depository is not appointed by the Company within 90 days, or (2) an Event of Default has occurred and is continuing with respect to such Notes. Upon the occurrence of either of the events described in the preceding sentence, the Company will cause the appropriate Certificated Notes to be delivered to the owners of beneficial interests in a Global Security. Certificated Notes will be exchangeable or transferable in whole or in part for interests in other Certificated Notes.

          Subject to certain restrictions set forth in the Indenture, a Certificated Note may be exchanged or transferred in whole by the Holder or Holders surrendering such Certificated Note for registration of transfer or exchange at the office of the Registrar, the Co-Registrar or the Luxembourg Co-Registrar, with the transfer or exchange form attached thereto duly executed by, or accompanied by a written instrument of transfer or exchange in form satisfactory to, the Company and the Registrar, the Co-Registrar or the Luxembourg Co-Registrar, as the case may be, duly executed by, the Holder or Holders thereof or his or their attorney or attorneys-in-fact duly authorized in writing.

          Prior to due presentment of a Certificated Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Certificated Note is registered as the owner hereof for all purposes, whether or not such Certificated Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All Certificated Notes issued upon any exchange of Certificated Notes or registration of transfer shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits, as the Certificated Notes surrendered upon exchange or registration of transfer.

Payments and Paying Agent
-------------------------

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, interest or Additional Amounts, if any, on any Note and remaining unclaimed for three years after such principal, interest or Additional Amounts, if any, has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the company cause to be published once, (1) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, (2) in a newspaper published in the Spanish language and of general circulation in Argentina, and (3) in the Luxemburger Wort or another newspaper of general circulation in Luxembourg, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

          If the due date for payment of any principal or interest in respect of any Note is not a Business Day at the place in which it is presented for payment, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place and will not be entitled to any further interest or other payment in respect of any such delay.

          In the event of any foreign exchange restriction or prohibition in Argentina, any and all payments in respect of the Notes shall be made, to the extent permitted by such restriction or prohibition, in Dollars through (1) the sale of Bonex or of any other public or private bond issued in Dollars in Argentina, or (2) any other legal mechanism for the acquisition of Dollars in any exchange market. All costs, including any taxes, relative to such operations to obtain Dollars shall be borne by the Company.

          The Company or any of its Subsidiaries may at any time or from time to time purchase Notes in the open market, or by tender or by private agreement at any price. Any purchase by tender shall be made available to all Holders of Notes alike. All Notes so purchased may be held for the account of the Company or may be resold by the Company or may be canceled by the Company.

Optional Redemption
-------------------

          The Company may redeem the Notes, in whole or in part, at any time and from time to time, after the date thereof, at the option of the Company, upon prior written notice as provided for in the Indenture, at a redemption price equal to the principal amount of the Notes, called for redemption, plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date).

Redemption for Tax Reasons
--------------------------

          If at any time after the date of the Indenture as a result of any change in, or amendment to, the laws or regulations of Argentina or of any political subdivision thereof or of any authority therein or thereof having power to tax or as a result of any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective after the date of the Indenture, the Company becomes obligated to pay any Additional Amounts (other than Additional Amounts arising out of the payment by the Company or on its behalf of any personal property tax in respect of the Notes) and such obligation cannot be avoided by the Company's taking reasonable measures available to it, then the Notes will be redeemable as a whole (but not in part), at the option of the Company, at any time in the manner and subject to the conditions set forth in the Indenture. If (1) the Company becomes responsible, prior to the maturity of the Notes, for the payment of any personal property tax in respect of the Notes at a rate at least equal to the current applicable rate as provided in Argentine Law 24,468, (2) such personal property tax payable by the Company in respect of the Notes for any year represents more than 50% of the total personal property tax in respect of the Notes that would be payable in respect of the outstanding Notes if the holders of all of such Notes were foreign legal entities subject to such tax, and (3) such obligation cannot be avoided by the Company's taking reasonable measures available to it, then the Notes will be redeemable as a whole (but not in part), at the option of the Company, at any time in the manner and subject to the conditions set forth in the Indenture.

Payments of Additional Amounts, Etc.
------------------------------------

          All payments in respect of the Notes, including without limitation payments of principal and interest shall be made by the Company without withholding or deduction for or on account of any present or future taxes (whether in respect of personal property or otherwise), duties, levies, or other governmental charges of whatever nature in effect on the date of the Indenture or imposed or established in the future by or on behalf of Argentina or any authority in Argentina. In the event any such taxes or liabilities are so imposed or established, the Company shall, subject to certain exceptions as provided in the Indenture, pay such Additional Amounts as may be necessary in order that the net amounts receivable by the Holders after any withholding or deduction in respect of such tax or liability shall equal the respective amounts of principal and interest which would have been receivable in respect of the Notes in the absence of such withholding or deduction.

          The Company irrevocably waives any right it may have under Argentine law to seek reimbursement (whether by deduction from payments of principal, interest or Additional Amounts with respect to the Notes or otherwise) from any holder of Notes of any amounts the Company may have had to pay for personal property tax in respect of the Notes.

Events of Default
-----------------

          If an Event of Default occurs and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal amount and any accrued interest shall become immediately due and payable, except that if certain Events of Default occur, the principal of, and any accrued interest on the Notes then Outstanding shall become immediately due and payable.

Governing Law and Enforceability
--------------------------------

          The Argentine Negotiable Obligations Law governs the requirements for the Notes to qualify as Negotiable Obligations (Obligaciones Negociables) thereunder, while such law, together with Companies Law No. 19,550 of Argentina, as amended, and other applicable Argentine laws govern the capacity and corporate authorization of the Company to execute and deliver this Note and the Indenture. Notwithstanding the foregoing, this Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, United States.

          Pursuant to the Indenture, the Company has consented to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof, and has waived any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the Indenture or the Notes; and the Company has irrevocably waived, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with the Indenture or the Notes in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with the Indenture or the Notes may be instituted in any competent court in Argentina.

Currency Indemnity
------------------

          Dollars is the sole currency of account and payment for all sums payable by the Company under or in connection with this Note, including damages. Any amount received or recovered in a currency other than Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any Holder of this Note in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If the U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under this Note, the Company shall indemnify such recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this provision, it will be sufficient for the Holder to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Note or any other judgment or order.

          Section 2.4.   Form of Trustee's Certificate of Authentication. This
                         -----------------------------------------------
is one of the Notes referred to in the within-mentioned Indenture.

Dated:

                                        THE BANK OF NEW YORK,
                                        as Trustee

                                        By___________________________
                                              Authorized Signatory

                                  ARTICLE 3.

                                   THE NOTES

          Section 3.1.    Title and Terms. The aggregate principal amount of
                          ---------------
Notes which may be authenticated and delivered under this Indenture is limited to US$54,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to
Section 3.8, 3.9, 9.6 or 13.2 hereof.

          The Notes shall be known and designated as the "Variable Rate Notes due 2010" of the Company. Their Stated Maturity shall be September 19, 2010 and they shall bear interest from September 19, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually in arrears on March 19 and September 19, commencing March 19, 2001, at the rate of 2.0% per annum to and including the first anniversary of this Indenture, 2.5% per annum thereafter to and including the second anniversary of this Indenture, 3.0% per annum thereafter to and including the third anniversary of this Indenture, and 5.0% per annum thereafter, until the principal thereof is paid or made available for payment.

          The Notes will constitute the direct, unsecured and unsubordinated obligations of the Company and will rank pari passu without any preference among themselves. The payment obligations of the Company under the Notes will at all times rank at least equally in priority of payment with all other present and future unsecured and unsubordinated obligations of the Company from time to time outstanding.

          The principal of, interest and Additional Amounts, if any, on the Notes shall be payable at the Corporate Trust Office of the Principal Paying Agent in The City of New York and at the office of Banco Rio de la Plata, S.A., in Buenos Aires and, subject to fiscal or other laws and regulations applicable thereto, specified offices of any other Paying Agent appointed by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in the case of a holder of at least US$1,000,000 principal amount of Notes, by wire transfer to a Dollar account maintained by the payee with a bank in the United States or in Argentina, provided that the Holder so elects by giving written notice to such effect designating such account which is received by the Trustee or a Paying Agent no later than the March 4 or September 4, as the case may be, immediately preceding such Interest Payment Date. Unless such designation is revoked, any such designation made by such Holder with respect to such Notes will remain in effect with respect to any future payments with respect to such Note payable to such Holder.

          In the event of any foreign exchange restriction or prohibition in Argentina, any and all payments in respect of the Notes shall be made, to the extent permitted by such restriction or prohibition, in Dollars through (1) the sale of Bonex or of any other public or private bond issued in Dollars in Argentina, or (2) any other legal mechanism for the acquisition of Dollars in any exchange market. All costs, including any taxes, relative to such operations to obtain Dollars shall be borne by the Company.

          All payments in respect of the Notes, including, without limitation, payments of principal and interest shall be made by the Company without withholding or deduction for or on account of any Taxes in effect on the date of this Indenture or imposed or established in the future by or on behalf of Argentina or any authority in Argentina. In the event any such taxes or liabilities are so imposed or established, the Company shall pay certain Additional Amounts as may be necessary in order that the net amounts receivable by the Holders after any withholding or deduction in respect of such tax or liability shall equal the respective amounts of principal and interest which would have been receivable in respect of the Notes in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable with respect to any withholding or deduction on any Note to, or to a third party on behalf of, a Holder for or on account of any such taxes or liabilities whatever that have been imposed by reason of (1) the Holder being a resident of Argentina or having some connection with Argentina other than the mere holding of such Note or the receipt of principal or interest in respect thereof; or (2) the presentation by the Holder of a Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Note for payment on the last date of such period of 30 days. Furthermore, no Additional Amounts shall be paid with respect to any payment on a Note to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder.

          Whenever in this Indenture there is a reference, in any context, to the payment of the principal of or interest on, or in respect of, any Note, such payment shall be deemed to include the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such payment pursuant to the provisions of such Section and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

          In addition, the Company shall pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in Argentina or the United States or any political subdivision thereof or taxing authority of or in the foregoing in respect of the creation, issue and offering of the Notes. The Company shall also indemnify each holder of a Note from and against all court taxes or other taxes and duties, including interest and penalties, imposed on or paid by such Holder in any jurisdiction in connection with any action permitted to be taken by such Holder to enforce the obligations of the Company under the Notes.

          The Company irrevocably waives any right it may have under Argentine law to seek reimbursement (whether by deduction from payments of principal, interest or Additional Amounts with respect to the Notes or otherwise) from any holder of Notes of any amounts the Company may have had to pay for personal property tax in respect of the Notes.

          At least 10 Business Days prior to each Interest Payment Date, any Redemption Date or the Maturity of the Notes, the Company shall furnish upon written request to the Principal Paying Agent and each other Paying Agent to whom the Company has provided funds directly pursuant to Section 3.6 hereof a certificate of an Authorized Officer specifying the amount required to be deducted or withheld on payments of principal of or interest on the Notes due on such date of payment for or on account of any Taxes and certifying that such amount will be withheld and paid by the Company. The Company covenants to indemnify the Principal Paying Agent and the other Paying Agents for, and to hold each harmless against, any loss, liability or expense reasonably incurred without negligence, bad faith or willful misconduct on their part, arising out of or in connection with actions taken or not taken by any of them in reliance on any certificate furnished to them pursuant to this paragraph or the failure to furnish any such certificate. The obligations of the Company under the preceding sentence shall survive payment of all the Notes, the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee, Registrar, Co-Registrar, Luxembourg Co-Registrar or any Paying Agent.

          Any certificate required by this Section to be provided to the Principal Paying Agent and any other Paying Agent shall be deemed to be duly provided if telecopied to and received by the Principal Paying Agent and such other Paying Agent. Upon request, the Company shall provide the Principal Paying Agent with documentation reasonably satisfactory to the Principal Paying Agent evidencing the payment of Taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders or the other Paying Agents, as applicable, upon request therefor.

          The Notes may be redeemed at the option of the Company as provided in Article Thirteen.

          Section 3.2.  Authentication, Delivery and Date of Notes. At any time
                        ------------------------------------------
and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

          Each Note shall be dated the date of its authentication.

          Section 3.3.  Execution of Notes. All Notes shall be executed manually
                        ------------------
or by facsimile on behalf of the Company by a duly authorized officer of the Company and by a Director of the Company. Notes bearing the manual or facsimile signatures of a duly authorized officer of the Company shall bind the Company, notwithstanding that such individuals or either of them have ceased to hold such positions prior to the authentication and delivery of such Notes, or did not hold such offices at the date of such Notes. The Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any law or any rules made pursuant thereto or with the rules of any securities exchange, Governmental Agency or depositary thereof or as may, consistently herewith, be determined by the Authorized Officers executing such Notes, as conclusively evidenced by their execution of such Notes. All Notes shall be otherwise substantially identical except as to denomination and as provided herein.

          Section 3.4.  Certificate of Authentication. Only such Notes as shall
                        -----------------------------
bear thereon a certificate of authentication substantially in the form provided for herein, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to any benefits under this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

          Section 3.5.  Denomination and Registration; Book Entry System;
                        -------------------------------------------------
Certificated Notes. The Notes shall be issuable only in registered form without
------------------
coupons and only in denominations of US$1,000 or integral multiples thereof. No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Notes shall be represented by a Global Security. The Global Security shall be deposited with, or on behalf of, DTC, as Depository and shall be registered in the name of the nominee of the Depository.

     All payments on a Global Security will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of such Global Security and the Company will be fully discharged by payment to DTC from any responsibility or liability in respect of each amount so paid. Upon receipt of any such payment in respect of a Global Security, DTC will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of DTC. The transfer and exchange of interests in a Global Security shall be effected through the Depository in accordance with this Indenture and the Applicable Procedures.

     Unless and until it is exchanged in whole or in part for Certificated Notes under the circumstances described below in this Section, a Global Security may not be transferred except as a whole by the Depository to another nominee of the Depository or to a successor of the Depository or a nominee of such successor.

     Owners of beneficial interests in Global Securities shall be entitled or required, as the case may be, under the circumstances described below in this Section, to receive physical delivery of Certificated Notes. The Notes shall not be issuable in bearer form.

     Interests in a Global Security shall be exchangeable or transferable, as the case may be, for Certificated Notes if (1) the Depository notifies the Company that it is unwilling or unable to continue as depositary for such Global Security, or the Depository ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, or (2) an Event of Default has occurred and is continuing with respect to such Notes. Upon the occurrence of either of the events described in the preceding sentence, the Company shall cause the appropriate Certificated Notes to be delivered. Such Certificated Notes shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its Participants or otherwise, shall instruct the Trustee or the Registrar. Certificated Notes shall be exchangeable or transferable in whole or in part for interests in other Certificated Notes as described in Section 3.8 hereof.

          Section 3.6.  Payment of Interest; Interest Rights Preserved. The
                        ----------------------------------------------
person in whose name any Note is registered at the close of business on any Regular Record Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Notes are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the Holders not less than 15 days preceding such subsequent record date.

          The Company shall provide to the Principal Paying Agent in funds available on the day prior to each date on which a payment or principal of or any interest on the Notes shall become due, as set forth in the text of the Notes, such amount in Dollars as is necessary to make such payment, and the Company hereby authorizes and directs the Principal Paying Agent from funds so provided to it to make or cause to be made payment of the principal of and any interest, as the case may be, on the Notes as set forth herein and in the text of said Notes; provided that payment of interest on the Notes may be made directly by the Company, by Dollar check drawn on a bank in The City of New York mailed to the Person entitled thereto as provided in the text of the Notes. Payments of any interest on the Notes may be made, in the case of a registered holder of at least US$1,000,000 aggregate principal amount of Notes, by wire transfer to a Dollar account maintained by such holder with a bank in the United States or in Argentina; provided that such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than the March 4 or September 4, as the case may be, immediately preceding such Interest Payment Date, or such other date as the Principal Paying Agent may elect in its discretion. Unless such designation is revoked, any such designation made by such Holder with respect to such Notes shall remain in effect with respect to any future payments of interest with respect to such Notes payable to such Holder. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer. The Principal Paying Agent shall arrange directly with any other Paying Agent who may have been appointed by the Company pursuant to the provisions of this Indenture for the payment from funds so paid by the Company to the Principal Paying Agent of the principal of and any interest on the Notes as set forth herein and in the text of said Notes. Notwithstanding the foregoing, the Company may provide directly to another Paying Agent funds for the payment of the principal or any interest on any of the Notes pursuant to an agreement with respect to such funds containing substantially the same terms and conditions set forth in this Section 3.6; and the Principal Paying Agent shall have no responsibility with respect to any funds so provided by the Company to any such other Paying Agent.

          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          Section 3.7.  Computation of Interest.  Interest on the Notes shall be
                        -----------------------
computed on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days actually elapsed.

          Section 3.8.  Registration of Transfer and Exchange.  Subject to any
                        -------------------------------------
applicable laws and such reasonable regulations as it may prescribe, Banco Rio de la Plata S.A., as Registrar, shall keep the Register at its registrar offices in Buenos Aires, Argentina, set forth in Section 12.4 hereof for the registration of ownership, exchange, and transfer of the Notes. Each of [The Bank of New York], as Co-Registrar, and [Kredietbank S.A., Luxembourgeoise], as Luxembourg Co-Registrar, shall also maintain a record of all registrations of ownership, exchange and transfer of Notes. The Co-Registrar shall give prompt notice to the Registrar and the Luxembourg Co-Registrar, and the Registrar shall give prompt notice to the Co-Registrar and the Luxembourg Co-Registrar, and the Luxembourg Co-Registrar shall give prompt notice to the Registrar and the Co-Registrar, of any registration of ownership, exchange or transfer of Notes. Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred and canceled or lost, stolen, mutilated or destroyed and whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar, the Co-Registrar and the Luxembourg Co-Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar, the Co-Registrar and the Luxembourg Co-Registrar shall keep a record of the Note so canceled and the date on which such Note was canceled. The costs and expenses of effecting any exchange or registration of transfer except for the expense of delivery by other than regular mail (if any) and except for the payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith shall be borne by the Company.

     Subject to the provisions of Section 3.10 hereof, upon presentation for exchange or transfer of any Note at the office of any of the Registrar, Co-Registrar or Luxembourg Co-Registrar accompanied by a written instrument of exchange or transfer in a form approved by the Company and the Registrar, Co-Registrar or Luxembourg Co-Registrar, as the case may be, executed by the registered Holder or his attorney-in-fact duly authorized in writing, and upon completion of any certification required by the terms of this Indenture, such Note shall be exchanged or transferred upon the Register, and one or more new Notes shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Note shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person in the Register. Furthermore, the exchange or transfer of any Note shall not be effective under this Indenture or the Notes unless the request for such exchange or transfer is made by the registered Holder or by a duly authorized attorney-in-fact at the office of the Registrar, the Co-Registrar or the Luxembourg Co-Registrar.

          Subject to the provisions of Section 3.10 hereof, Certificated Notes may be exchanged or transferred in whole or in part for other Certificated Notes of any authorized denominations and of a like tenor and aggregate principal amount by surrendering such Certificated Notes at the office of the Registrar, the Co-Registrar or the Luxembourg Co-Registrar with a written instrument of transfer as provided in this Indenture.

          Section 3.9.  Restrictive Legends.  (a)  The Global Security and each
                        -------------------
Certificated Note issued in exchange for a Global Security shall bear a legend on the face thereof in substantially the following form:

                    [THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE OFFER, SALE, PLEDGE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS NOTE, ACKNOWLEDGES THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF NOTES.]

          (b) Each Global Security shall bear the following legend on the face thereof:

                    [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
          DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE

          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO ANOTHER NOMINEE OF DTC OR TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.]

          Section 3.10. Transfer Restrictions. Transfers and exchanges of Notes
                        ---------------------
under this Indenture may be made only in accordance with the requirements of the Securities Act.

          Section 3.11. Mutilated, Defaced, Destroyed, Lost and Stolen Notes. If
                        ----------------------------------------------------
any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Note, and (2) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          Section 3.12. Cancellation of Notes; Destruction Thereof. All Notes
                        ------------------------------------------
surrendered for payment, redemption, registration of transfer or exchange if surrendered to the Company or any agent of the Company shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it. No Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall deliver cancelled Notes to the Company. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

          Section 3.13. Persons Deemed Owners. Prior to due presentment of a
                        ---------------------
Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of, interest and Additional Amounts, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company, or the Trustee shall be affected by notice to the contrary.

          Section 3.14. CUSIP, CINS and INIS Numbers. The Company in issuing the
                        ----------------------------
Notes may use "CUSIP," "CINS" and "ISIN" numbers in the case of Notes represented by a Global Security and Certificated Notes issued in exchange therefor (in each case if such numbers are then generally in use), and, if so, the Trustee shall use "CUSIP", "CINS" or "ISIN" numbers, as applicable, in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  Article 4.

                                   COVENANTS

          Section 4.1.  Payment of Principal and Interest. The Company shall
                        ---------------------------------
duly and punctually pay the principal of, interest and Additional Amounts, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

          Section 4.2.  Maintenance of Office or Agency. The Company shall
                        -------------------------------
maintain in each of [Buenos Aires and Salta], Argentina, and the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New
York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          Section 4.3.  Maintenance of Existence. The Company shall (1) maintain
                        ------------------------
in effect its corporate existence and all registrations necessary therefor, and
(2) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations; provided, however, that this covenant shall not prohibit any transaction by the Company or any of its Subsidiaries otherwise permitted under the covenant relating to "Mergers, Consolidations, Sales and Leases" and this covenant shall not require the Company to maintain any such right, privilege, title to property or franchise, if the Board of Directors of the Company shall determine that (a) the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole, and (b) the loss thereof is not, and will not be, adverse in any material respect to the Holders.

          Section 4.4.  Maintenance of Properties. The Company shall cause all
                        -------------------------
tangible Properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such Properties if such discontinuance is, as determined by the Board of Directors in good faith, desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and not adverse in any material respect to the Holders.

          Section 4.5.  Payment of Taxes and Other Claims. The Company shall pay
                        ---------------------------------
or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          Section 4.6.  Compliance with Laws and Other Agreements. The Company
                        -----------------------------------------
shall comply with all applicable laws, rules, regulations, orders and directions of any Governmental Agency having jurisdiction over it or its business and all covenants and other obligations contained in any material agreements to which the Company is a party, except where the failure to so comply would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, operations, business affairs or business prospects of the Company and except to the extent any such law, regulation, order, directive, covenant or obligation is contested in good faith.

          Section 4.7.  Maintenance of Books and Records. The Company shall
                        ---------------------------------
maintain books, accounts and records in accordance with Argentine GAAP and as required by Argentine law.

          Section 4.8.  Maintenance of Insurance. The Company shall keep at all
                        ------------------------
times all of their Properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that Property of similar characteristics is usually so insured by corporations similarly situated and owning like Properties in accordance with good business practice.

          Section 4.9.  Permitted Liens. The Company shall not create or suffer
                        ---------------
to exist any Lien upon any of its Property, other than Permitted Liens, unless, at the same time or prior thereto, the Company's obligations under the Notes (1) are secured equally and ratably therewith to the reasonable satisfaction of the Trustee, or (2) have the benefit of such other security, guarantee, indemnity or other arrangements as the are not materially less beneficial to the Holders.

          Section 4.10. Permitted Indebtedness. So long as any Note remains
                        ----------------------
outstanding,
the Company shall not incur or permit to exist any Indebtedness other than Permitted Indebtedness.

          Section 4.11. Financial Reporting. The Company shall furnish or cause
                        -------------------
to be furnished to the Trustee (a) annual reports in English, which shall include a report of the Company's Board of Directors and annual audited financial statements prepared in conformity with Argentine GAAP, and (b) quarterly reports in English which shall include unaudited interim financial information prepared in accordance with Argentine GAAP within 60 days after the end of each quarter. The Company shall also furnish or cause to be furnished to the Trustee in English all notices of shareholders' meetings and other reports and communications that are made generally available to the Company's shareholders.

          Section 4.12. Mergers, Consolidations, Sales and Leases. The Company
                        -----------------------------------------
shall not, and shall not permit any Subsidiary to, merge or consolidate with or into, or convey, transfer or lease its respective Properties and assets substantially as an entirety to, any Person, unless immediately after giving effect to such transaction, (a) no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, (b) the creditors of the Company or Subsidiary holding a majority in principal amount of the total Indebtedness of the Company or such Subsidiary do not oppose such actions in the manner provided by Argentine law 19,550, as amended, Argentine law 11,867, as amended, or other applicable rules and regulations, and each Noteholder who elects, in accordance with Argentine law 19,550, as amended, for Indebtedness owed to it to be guaranteed or repaid upon such merger or a consolidation subject to the provisions of Argentine law 11,867, as amended, has such Indebtedness so guaranteed or repaid by the Company or such Subsidiary, (c) with respect to a merger or consolidation of the Company with or into any Person or a conveyance, transfer or lease by the Company of its Properties and assets substantially as an entirety to any Person, (1) any corporation formed by any such merger or consolidation with the Company or the Person which acquires by conveyance or transfer, or which leases, the Properties of the Company substantially as an entirety (the "Company's successor corporation") shall expressly assume the due and punctual payment of the principal of, interest and Additional Amounts, if any, on all the Notes according to their terms, and the due and punctual performance of all of the covenants and obligations of the Company under the Notes and this Indenture, and (2) the Company's successor corporation (except in the case of leases), if any, succeeds to and becomes substituted for the Company with the same effect as if it had been named in the Notes as the Company, and
(d) the Company delivers to the Trustee an Officers' Certificate and causes to be delivered to the Trustee an Opinion of Counsel (which Opinion of Counsel may be subject to customary exceptions, limitations and qualifications) to the effect that such merger, consolidation, conveyance, transfer or lease, as applicable, complies with the requirements of this Indenture.

          Section 4.13. Further Assurances. The Company shall, at its own cost
                        ------------------
and expense, execute and deliver to the Trustee all such documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of the Trustee, to enable the Trustee to exercise and enforce its rights under this Indenture and under the documents, instruments and agreements required under this Indenture and to carry out the intent of this Indenture.

                                  Article 5.

                       HOLDERS' LISTS AND REPORTS BY THE
                            COMPANY AND THE TRUSTEE

          Section 5.1.  Company to Furnish Trustee Information as to Names and
                        ------------------------------------------------------
Addresses of Holders. The Company covenants and agrees that it shall furnish or
--------------------
cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders:

          (a) semiannually and not more than 15 days after each Record Date, as hereinabove specified, as of such Record Date, and

          (b) at such other time as the Trustee may request in writing, within 30 days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished, provided that if and so long as the Trustee shall be the Co-Registrar, such list shall not be required to be furnished.

          Section 5.2.  Preservation of Information; Communications to Holders.
                        ------------------------------------------------------
          The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 5.1 hereof and the names and addresses of Holders received by the Trustee in its capacity as Co-Registrar. The Trustee may destroy any list furnished to it as provided in
Section 5.1 hereof upon receipt of a new list so furnished.

          (a) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

          (b) Every holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

          Section 5.3.  Reports by the Company.  The Company covenants:
                        ----------------------

          (a) to file with the Trustee, within fifteen (15) days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or, if the Company is not required to file information, documents, or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to
Section 13 of the Securities Exchange Act of 1934, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations and other information satisfying the requirements of subsection (d)(4)(i) of Rule 144A of the Commission or any similar rule then in effect;

          (b) to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;

          (c) to transmit by mail to all Holders, within thirty (30) days after filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section as may be required to be transmitted to such Holders by rules and regulations prescribed from time to time by the Commission; and

          (d) to file with the Trustee written notice of the occurrence of any Default or Event of Default within five Business Days of the Company's becoming aware of any such Default or Event of Default.
Delivery of such reports, information and documents of the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                  Article 6.

                          REMEDIES OF THE TRUSTEE AND
                          HOLDERS IN EVENT OF DEFAULT

          Section 6.1. Event of Default Defined; Acceleration of Maturity.
                       --------------------------------------------------
"Event of Default", wherever used herein, means any one of the following events which shall have occurred or be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default by the Company in the payment of any principal, interest or Additional Amounts due on the Notes and, only with respect to interest and Additional Amounts, such default continues for a period of 10 days; or

          (2) default in the performance or observance of any term, covenant or obligation of the Company in the Notes or this Indenture, not otherwise expressly defined as an Event of Default in paragraph (a) above, for a period of more than 60 days after here has been given, by registered or certified mail, to the Company by the Trustee or by Holders of a majority in aggregate principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied; or

          (3) any other present or future Indebtedness of the Company becomes due and payable prior to its stated maturity as a result of any default (however defined), or any such Indebtedness is not paid when due or, as the case may be, within any applicable grace period, or the Company fails to pay when due or, as the case may be, within any applicable grace period, any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed, provided that the aggregate amount of the relevant Indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above have occurred equals or exceeds US$6,000,000 or its equivalent; or

          (4) a resolution is passed or adopted by the Board of Directors or shareholders of the Company, or a final judgment of a court of competent jurisdiction is made, that the Company be wound up or dissolved, other than in connection with certain transactions otherwise permitted by this Indenture, or an attachment, execution seizure before judgment or other legal process is levied or enforced upon part of the Property of the

     Company which is material to the condition, financial or otherwise, or to the earnings, operations, business affairs or business prospects of the Company, or a court having jurisdiction enters a decree or order for relief in respect of the Company in an involuntary bankruptcy or reorganization under Argentine Law No. 24,522 or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appointment of an administrator, receiver, trustee or intervenor for the Company for all or substantially all of the Property of the Company, or the Company commences a voluntary bankruptcy or reorganization under Argentine Law No. 24,522 or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, consents to the appointment of or taking possession by an administrator, receiver, trustee, or intervenor for the Company for all or substantially all of the Property of the Company, or effects any general assignment for the benefit of creditors, or a moratorium is agreed or declared in respect of any Indebtedness of the Company, or any governmental agency condemns, seizes compulsorily purchases or expropriates 10% or more of the assets of the Company considered as one enterprise, subject in each of the foregoing cases to any applicable exceptions and grace and cure periods; or

          (5) a final judgment or judgments for the payment of money aggregating in excess of US$6,000,000 are rendered against one or more of the Company which judgments are not, within 60 days after entry thereof, bonded, paid, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay.

          Section 6.2. Acceleration of Maturity; Rescission and Annulment. If an
                        --------------------------------------------------
Event of Default occurs and is continuing, then and in every such case the Trustee or the holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount and any accrued interest shall become immediately due and payable.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the holders of not less than a majority in aggregate principal amount of the Outstanding Notes present or represented at a meeting of such holders called, convened and held in accordance with the provisions of Section 9.6 hereof, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest on all Notes,

               (B) the principal of, or Additional Amounts, if any, on any Notes which have become due otherwise than by such declaration of acceleration and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by the Notes,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided by the Notes, and

               (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default, other than the non-payment of the accelerated principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in
     Section 6.10 hereof.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

          The foregoing provisions shall be without prejudice to the rights of each individual Holder to initiate an action against the Company for the payment of any principal, Additional Amounts and/or interest past due on any Note, as the case may be.

          Section 6.3.  Collection of Indebtedness and Suits for Enforcement by
                        ---------------------------------------- --------------
Trustee. The Company covenants that if an Event of Default set forth in Section
-------
6.1 hereof shall have occurred and be continuing, then the Company shall, upon demand of the Trustee, pay to it, for the benefit of the holders of such Notes, the whole amount then due and payable on such Notes for principal, interest and Additional Amounts, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and overdue interest and Additional Amounts, if any, at the rate provided by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Notes, wherever situated.

          Any Holder may institute proceedings directly against the Company for the payment of past due principal, interest or Additional Amounts, if any, but from the date such proceedings are instituted, the holder of such Notes, shall cease to have any rights under the trust created by these presents, whether in relation to trust moneys (including moneys recovered by the Trustee prior to the institution of such proceedings) or otherwise. The Trustee shall be entitled to assume (and it is the intention of the parties that it will assume) that no such proceedings have been instituted, unless it has express notice to the contrary.

          No Note which has been the subject of proceedings may be presented to a Paying Agent or Registrar, Co-Registrar or Luxembourg Co-Registrar for payment or replacement but in such circumstances the Company shall make separate arrangements for payment directly to the holder of each such Note. If any Holder, having instituted proceedings directly against the

Company, subsequently disposes of the Note forming the subject matter of such proceedings, the cessation of the rights under the trust created by these presents occurring upon the institution of such proceedings, shall inure in relation to the purchaser of such Note. Upon notification by the Company of any such proceedings, the Trustee shall give notice to the Paying Agents and the Registrar, Co-Registrar and Luxembourg Co-Registrar of the serial numbers of those Notes forming the subject matter of such proceedings and the Paying Agents and Registrar, Co-Registrar and Luxembourg Co-Registrar shall make such serial numbers available to any Holder or potential Holder upon its request.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the Property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (1) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (2) to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes in respect of which such judgment has been recovered.

          Section 6.4. Application of Moneys Collected. Any money collected by
                       -------------------------------
the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the payment of all amounts due the Trustee under Section
     7.6 hereof;

          SECOND: To the payment of the amounts then due and unpaid for principal of, interest and Additional Amounts, if any, on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, interest and Additional Amounts, if any, respectively; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto.

          Section 6.5. Restoration of Rights on Abandonment of Proceedings. In
                       ---------------------------------------------------
case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

          Section 6.6. Limitations on Suits by Holders. Except as provided in
                       -------------------------------
the last paragraph of Section 6.2 hereof, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          Section 6.7.  Unconditional Right of Holders to Receive Principal,
                        ---------------------------------------------------
Additional Amounts and Interest. Notwithstanding any other provision in this
-------------------------------
Indenture, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, interest and Additional Amounts, if any, on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          Section 6.8.  Powers and Remedies Cumulative; Delay or Omission Not
                        -----------------------------------------------------
Waiver of Default. Except as provided in Section 6.6 hereof, no right or remedy
-----------------
herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

          Section 6.9.  Control by Holders. The holders of not less than a
                        ------------------
majority in aggregate principal amount of Outstanding Notes shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and, provided further, that (subject to the provisions of Section 7.1 hereof) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by a Responsible Officer of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders so affected not joining in the giving of said direction, it being understood that (subject to Section 7.1 hereof) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders. Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by holders of Notes.

          Section 6.10.  Waiver of Past Defaults. The holders of not less than a
                         -----------------------
majority in aggregate principal amount of the Outstanding Notes present or represented at a meeting of such holders called, convened and held in accordance with the provisions of Section 9.6 hereof may waive, on behalf of the holders of all the Notes, any past default hereunder and its consequences; provided, however, that the unanimous affirmative vote of the Holders shall be required to adopt a valid decision on:

          (1) changing the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any Additional Amount payable thereon, or change the place of payment where, or the coin or currency in which, any Note or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

          (2) reducing the percentage in principal amount of the Outstanding Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required at any meeting of Holders at which a resolution is adopted or the percentage in principal amount of Outstanding Notes the Holders of which are entitled to request the calling of a meeting of Holders;

          (3) reducing the principal amount of or interest on any Note including discharge of repayment of principal of or interest on any Note;

          (4) changing the percentage rules established for adopting resolutions at meetings of Holders or regarding the quorum necessary to constitute a meeting;

          (5) any modification of the number of Holders necessary to waive a past Event of Default;

          (6) changing the currency for payment of principal of, or interest on, any security; or

          (7) changing the requirement to pay Additional Amounts.

          Except as provided above, any modifications, amendments or waivers to the terms and conditions of the Notes shall be conclusive and binding on all Holders, whether or not they were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Notes.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          Section 6.11.  Trustee to Give Notice of Default, But May Withhold in
                         ------------------------------------------------------
Certain Circumstances. Within 90 days after a Responsible Officer of the Trustee
---------------------
obtains actual knowledge of the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders as their names shall appear on the Register, in the manner and to the extent provided in Trust Indenture Act
Section 313(C), notice of such default hereunder, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, interest or Additional Amounts, if any, on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any default of the character specified in Section 6.1(c) hereof, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

          Section 6.12.  Undertaking for Costs. In any suit for the enforcement
                         ---------------------
of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee.

          Section 6.13.  Currency Indemnity. Dollars is the sole currency of
                         ------------------
account and payment for all sums payable by the Company under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any holder of Notes in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that Dollar amount is less than the Dollar amount expressed to be due to the recipient under any Note, the Company shall indemnify such recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section, it will be sufficient for the Holder to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

                                  ARTICLE 7.

                            CONCERNING THE TRUSTEE

          Section 7.1.   Duties and Responsibilities of the Trustee; During
                         --------------------------------------------------
Default; Prior to Default. With respect to the holders of Notes issued
-------------------------
hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred with respect to the Notes, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Notes has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

          (a) prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all such Events of Default with respect to the Notes which may have occurred:
               (1) the duties and obligations of the Trustee with respect to the Notes shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;
               (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture; and
               (3) the Trustee shall not exercise any rights it may otherwise have under subparagraph (2) of Section 345 of the Argentine Companies Law;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders pursuant to Section 6.9 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

          Section 7.2.   Certain Rights of the Trustee. Subject to Section 7.1
                         -----------------------------
hereof:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
          (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
          (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
          (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;
          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;
          (f) the Trustee may make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document and shall make such investigation if, after the occurrence and during the continuance of an Event of Default, the Trustee is requested in writing so to do by the holders of not less than a majority in aggregate principal amount of all the Notes affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand; and
          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

          Section 7.3.   Trustee Not Responsible for Recitals, Disposition of
                         ----------------------------------------------------
Notes or Application of Proceeds Thereof. Other than as specifically provided in
----------------------------------------
the Trustee recitals to this Indenture, the recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of any disclosure document or offering materials or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.

          Section 7.4.   May Hold Notes; Collections, etc.  The Trustee or any
                         ----------------------------------------------------
Authenticating Agent, any Paying Agent, the Registrar, Co-Registrar or
----------------------------------------------------------------------
Luxembourg Co-Registrar or any other agent of the Company or the Trustee, in its
--------------------------------------------------------------------------------
individual or any other capacity, may become the owner or pledgee of Notes with
-------------------------------------------------------------------------------
the same rights it would have if it were not the Trustee or any Authenticating
------------------------------------------------------------------------------
Agent, any Paying Agent, the Registrar, Co-Registrar or Luxembourg Co-Registrar
-------------------------------------------------------------------------------
or any other agent of the Company or such agent and, subject to Sections 7.8 and
--------------------------------------------------------------------------------
7.13 hereof, if operative, may otherwise deal with the Company and receive,
---------------------------------------------------------------------------
collect, hold and retain collections from the Company with the same rights it
-----------------------------------------------------------------------------
would have if it were not the Trustee or any Authenticating Agent, any Paying
-----------------------------------------------------------------------------
Agent, the Registrar, Co-Registrar or Luxembourg Co-Registrar or any other agent
--------------------------------------------------------------------------------
of the Company.
---------------

          Section 7.5.   Moneys Held by Trustee. Subject to the provisions of
                         ----------------------
Section 11.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds, except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company, or the Trustee, shall be under any liability for interest on any moneys received by it hereunder, except as otherwise agreed in writing with the Company.

          Section 7.6.   Compensation and Indemnification of Trustee and Its
                         ---------------------------------------------------
Prior Claim. The Company covenants and agrees to pay to the Trustee from time to
-----------
time, and the Trustee shall be entitled to, such compensation as shall be agreed upon from time to time by the Company and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances properly incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, liability, damage, claim or expenses, including taxes (other than taxes based on the income of the Trustee) properly incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge and the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes, and the Notes are hereby subordinated to such senior claim.

          Section 7.7.   Right of Trustee to Rely on Officers' Certificate, etc.
                         -------------------------------------------------------
Subject to Sections 7.1 and 7.2 hereof, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

          Section 7.8.   Qualification of Trustee; Conflicting Interests.
                         -----------------------------------------------
Whether or not this Indenture is or is required to be qualified under the Trust Indenture Act, if the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

          Section 7.9.   Corporate Trustee Required; Eligibility. There shall at
                         ---------------------------------------
all times be a Trustee hereunder which shall be a corporation eligible to act as Trustee under the Trust Indenture Act Section 310(a)(1) and the Argentine Negotiable Obligations Law Section 13 and shall have a combined capital and surplus of at least US$50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          Section 7.10.  Resignation and Removal; Appointment of Successor
                         -------------------------------------------------
Trustee. The Trustee, or any trustee or trustees hereafter appointed, may at any
-------
time resign by giving at least 30 days' prior written notice of resignation to the Company and by mailing written notice thereof by first-class mail, postage prepaid, to all Holders at their last addresses as they shall appear on the Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.12 hereof, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
          (a)  In case at any time any of the following shall occur:
          (1)       the Trustee shall fail to comply with the provisions of
     Section 7.8 hereof or the Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months;
          (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.9 hereof and shall fail to resign after written request therefor by the Company or by any Holder; or
          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.11 hereof, unless the Trustee's duty to resign is stayed as provided herein, any Holder who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. If the Trustee has been removed and no successor trustee shall have been so appointed within 30 days after delivery of such instrument to the Trustee so removed, the trustee so removed may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
          (b) The holders of a majority in aggregate principal amount of Outstanding Notes may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 8.1 hereof of the action in that regard taken by the Holders.
          (c) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective until the acceptance of appointment by the successor trustee as provided in Section 7.11 hereof.

          Section 7.11.  Acceptance of Appointment by Successor Trustee.  Every
                         ----------------------------------------------
successor trustee appointed as provided in Section 7.10 hereof shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 11.4 hereof, duly assign, transfer and deliver to the successor trustee all Property and moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, trusts, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers and trusts. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of
Section 7.6 hereof.

          If a successor trustee is appointed with respect to the Notes, the Company, the predecessor Trustee and each successor trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Notes as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

          No successor trustee shall accept appointment as provided in this
Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.8 hereof and eligible under the provisions of Section 7.9 hereof.

          Upon acceptance of appointment by any successor trustee as provided in this Section 7.11, the Company shall mail written notice thereof by first-class mail, postage prepaid, to all holders of Notes for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.10 hereof. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be filed at the expense of the Company.

          Section 7.12.  Merger, Conversion, Consolidation or Succession to
                         --------------------------------------------------
Business of Trustee. Any corporation into which the Trustee may be merged or
-------------------
converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified under the provisions of Section 7.8 hereof and eligible under the provisions of Section
7.9 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          In case, at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes, and, in case at that time any Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force with which a certificate of the Trustee is endowed anywhere in the Notes or this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          Section 7.13.  Preferential Collection of Claims Against Company.
                         -------------------------------------------------
Whether or not this Indenture is or is required to be qualified under the Trust Indenture Act, if and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

          Section 7.14.  Appointment of Authenticating Agent. The Trustee may
                         -----------------------------------
appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or pursuant to Section 3.9 hereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than US$50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

          If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          This is one of the Variable Rate Notes due 2010 of Central Termica Guemes S.A. described in the within-mentioned Indenture.

Dated:                                  THE BANK OF NEW YORK,
                                             as Trustee

                                        By______________________________
                                               Authorized Signatory


                                  ARTICLE 8.

                            CONCERNING THE HOLDERS

          Section 8.1.   Evidence of Acts of Holders.  Any request, demand,
                         ---------------------------
authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. The instrument or instruments evidencing such action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as the "Act" of the Persons signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.1 and 7.2 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

          Without limiting the generality of the foregoing, unless otherwise established in or pursuant to a resolution or established in one or more indentures supplemental hereto, pursuant to Article Nine, a holder, including a Depository that is a holder of a Global Security, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by holders, and a Depository that is a holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such Depository's standing instructions and customary practices.

          Section 8.2.   Proof of Execution of Instruments and of Holding of
                         ---------------------------------------------------
Notes. Subject to Sections 7.1 and 7.2 hereof, the execution of any instrument
-----
by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Register or by a certificate of the Registrar.

          Section 8.3.   Holders to Be Treated as Owners. The Company, the
                         -------------------------------
Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Note shall be registered upon the Register as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Note and for all other purposes and, to the extent permitted by law, neither the Company or the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

          No holder of any beneficial interest in any Global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Security, and such Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depository and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depository as holder of any Note.

          Section 8.4.   Notes Owned by Company Deemed Not Outstanding. In
                         ---------------------------------------------
determining whether the holders of the requisite aggregate principal amount of Outstanding Notes have concurred in any direction, consent or waiver under this Indenture, Notes which are owned by the Company or any other obligor on the Notes with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes. In case of a dispute as to such right, the advice of counsel selected by the Trustee with due care shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above-described persons and, subject to Sections 7.1 and 7.2 hereof, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

                                  ARTICLE 9.

                SUPPLEMENTAL INDENTURES AND MEETINGS OF HOLDERS

          Section 9.1.   Supplemental Indentures Without Vote of Holders.
                         -----------------------------------------------
Without the vote of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes (under the circumstances contemplated by Article 10);
          (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;
          (3)  to secure the Notes;
          (4) to comply with any requirements of the SEC in order to effect and subsequently maintain the qualification of this Indenture under the Trust Indenture Act; or
          (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (5) shall not adversely affect the interests of the Holders in any material respect.

          Section 9.2.   Supplemental Indentures with Vote of Holders.  With the
                         --------------------------------------------
affirmative vote of the Holders of not less than a majority in principal amount of the Outstanding Notes present or represented at a meeting of such Holders at which a quorum is present, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the affirmative vote of the Holder of each Outstanding Note affected thereby,
          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any Additional Amount payable thereon, or change the place of payment where, or the coin or currency in which, any Note or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);
          (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required at any meeting of Holders of Notes at which a resolution is adopted or the percentage in principal amount of Outstanding Notes the Holders of which are entitled to request the calling of a meeting of Holders;
          (3) reduce the principal amount of or interest on any Note including discharge of repayment of principal of or interest on any Note;
          (4) change the percentage rules established for adopting resolutions at meetings of Holders or regarding the quorum necessary to constitute a meeting;
          (5) modify the number of Holders necessary to waive a past Event of Default;
          (6) change the currency for payment of principal of, or interest on, any Note; or
          (7)  change the requirement to pay Additional Amounts.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          Section 9.3.  Execution of Supplemental Indentures. In executing, or
                        ------------------------------------
accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          Section 9.4.  Effect of Supplemental Indentures. Upon the execution of
                        ---------------------------------
any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 9.5.  Reference in Notes to Supplemental Indentures. Notes
                        ---------------------------------------------
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

          Section 9.6.  Meetings of Holders; Modification and Waiver. The
                        --------------------------------------------
Trustee or the Company shall, upon the request of the holder or holders of at least 5% in aggregate principal amount of the Outstanding Notes, or the Company or the Trustee at its discretion, may, call a meeting of the Holders at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Notes to be made, given or taken by the Holders. With respect to all matters not contemplated in the Indenture, meetings of Holders will be held in accordance with the Argentine Negotiable Obligations Law. The meetings will be held in Buenos Aires; provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Buenos Aires, Salta and in The City of New York by any means of telecommunication which permits the participants to hear and to speak to each other. In any case, meetings shall be held at such time and at such place in any such city as the Company or the Trustee shall determine. If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Company, as the case may be. Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be given not less than 10 days nor more than 30 days prior to the date fixed for the meeting in the Official Gazette of Argentina and also in the manner provided in Section 12.4 hereof and any publication thereof shall be for five consecutive Business Days in each place of publication.

          (a) Any Holder may attend the meeting either personally or by proxy. Directors, officers, managers and employees of the Company cannot be appointed as proxies. Holders of Notes who intend to attend a Holders meeting must notify the Registrar of their intention to do so at least three days prior to the date of such meeting.

          (b) Decisions shall be made by the affirmative vote of the holders of a majority in aggregate principal amount of the Outstanding Notes present or represented at a meeting of such holders at which a quorum is present; provided, however, that the unanimous affirmative vote of the Holders shall be required to adopt a valid decision on

          (1) changing the Stated Maturity of the principal of or any installment of interest on any Note, or reduce the principal amount thereof or the rate of interest thereon or any Additional Amount payable thereon, or change the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
     Date);

          (2) reducing the percentage in principal amount of the Outstanding Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required at any meeting of Holders at which a resolution is adopted or the percentage in principal amount of Outstanding Notes the Holders of which are entitled to request the calling of a meeting of Holders;

          (3) modifying any of the provisions of this Section or Section 6.10, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Outstanding Note affected thereby.

          The quorum at any meeting called to adopt a resolution will be persons holding or representing at least a majority in aggregate principal amount of the Outstanding Notes; provided, however, that at any such reconvened meeting adjourned for lack of the requisite quorum, the quorum will be persons holding or representing at least 25% in aggregate principal amount of the Outstanding Notes. Except as provided above, any modifications, amendments or waivers to the terms and conditions of the Notes will be conclusive and binding on all Holders, whether or not present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Notes if duly passed at a meeting convened and held in accordance with the provisions of the Argentine Negotiable Obligations Law.

                                  ARTICLE 10.

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE

          Section 10.1.  Successor Substituted. Upon any consolidation of the
                         ---------------------
Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the Properties and assets of the Company as an entirety in accordance with Section 10.1, the Company's successor Corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                  ARTICLE 11.

                          SATISFACTION AND DISCHARGE
                        OF INDENTURE; UNCLAIMED MONEYS

          Section 11.1.  Satisfaction and Discharge of Indenture. This Indenture
                         ---------------------------------------
shall, upon the Company's request, cease to be of less further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for and except as otherwise specifically provided in this Indenture) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1) either

               (A) all Notes theretofore authenticated and delivered (other than (Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.9 hereof and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 11.4 hereof) have been delivered to the Trustee for cancellation; or

               (B) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal, interest and Additional Amounts, if any, to the date of such deposit (in the case of Notes which have become due and payable);

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article, the obligations of the Company to the Trustee under Section 7.6 hereof, the obligations of the Company to the Principal Paying Agent and any other Paying Agent under Section 3.1 hereof, the obligations of the Company to any Authenticating Agent under Section 7.14 hereof and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 11.2 and Section 11.4 hereof shall survive.

          Section 11.2.  Application of Trust Money. Subject to the provisions
                         --------------------------
of Section 11.4 hereof, all money deposited with the Trustee pursuant to Section
11.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, interest and Additional Amounts, if any, for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

          Section 11.3.  Repayment of Moneys Held by Paying Agent. The Company
                         ----------------------------------------
may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Section 11.4.  Return of Moneys Held by Trustee and Paying Agent
                         -------------------------------------------------
Unclaimed
---------
for Three Years. Any money deposited with the Trustee or any Paying Agent, or
---------------
then held by the Company, in trust for the payment of the principal of, interest or Additional Amounts, if any, on any Note and remaining unclaimed for three years after such principal, interest or Additional Amounts, if any, has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the holder of such Note shall thereafter, as an unsecured genera1 creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, (1) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, and (2) in a newspaper published in the Spanish language and of general circulation in Argentina, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

                                  ARTICLE 12.

                           MISCELLANEOUS PROVISIONS

          Section 12.1.  Incorporators, Shareholders, Officers and Directors of
                         ------------------------------------------------------
Company Exempt from Individual Liability. Notwithstanding the provisions of
----------------------------------------
Article 34 of the Argentine Negotiable Obligations Law, no recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issuance of the Notes.

          Section 12.2.  Provisions of Indenture for the Sole Benefit of Parties
                         -------------------------------------------------------
and Holders. Nothing in this Indenture or in the Notes, expressed or implied,
-----------
shall give or be construed to give to any Person, other than the parties hereto and their successors hereunder and the holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors hereunder and of the holders of the Notes.

          Section 12.3.  Successors and Assigns of Company Bound by Indenture.
                         ----------------------------------------------------
All covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

          Section 12.4.  Notices, etc., to Trustee, Co-Registrar, Paying Agents,
                         -------------------------------------------------------
Registrar, Luxembourg Co-Registrar, Company and Holders; Waiver. Any request,
---------------------------------------------------------------
demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee, Co-Registrar or Principal Paying Agent shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee, Co-Registrar or Principal Paying Agent at its Corporate Trust Office, currently located at 101 Barclay Street, Floor 21W, New York, New York 10286, Attention:

     Corporate Trust Administration, Facsimile 01-212-495-1784, or

          (2) the Registrar or Paying Agent in Argentina shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Registrar or such Paying Agent at its principal office, currently located at [Se______] 53/rd/, 8/th/ Floor, (1008) 9th Floor, Buenos Aires, Argentina, Attention: Carlos Peralta, Facsimile 54-_______.

          (3) the Luxembourg Co-Registrar or Paying Agent in Luxembourg shall be effective for every purpose hereunder if made, given, furnished or filed in writing to or with the Luxembourg Co-Registrar or such Paying Agent at its principal office currently located at 43, Boulevard Royal, L-2955 Luxembourg, Attention: ______________, Facsimile 0352-______, or

          (4) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made , given, furnished or filed in writing to or with the Company at its principal office at Avenida Reyes Catolicos 1330, Salta, Argentina,
     Attention: Carlos Peralta, Facsimile 54-387-439-2761 or at any other address and facsimile previously furnished in writing to the Trustee by the Company.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Register, in each case not later than the latest date and not earlier than the earliest date prescribed hereunder for the giving of such notice and, while there are Holders domiciled in Argentina, published in a general newspaper having general circulation in Argentina and in the cases required by Argentine law in the Official Gazette of Argentina. Any notice so mailed shall be deemed to have been given on the date of its receipt. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute sufficient notification for every purpose hereunder.

          Section 12.5.  Officers' Certificates and Opinions of Counsel;
                         -----------------------------------------------
Statements to Be Contained Therein. Upon any application or demand by the
----------------------------------
Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

          Each certificate or opinion provided for in this Indenture and delivered to the

Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the Officers' Certificate provided pursuant to Section 5.3 hereof) shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

          Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

          Section 12.6.  Payments Due on Saturdays, Sundays and Holidays. In any
                         -----------------------------------------------
case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, interest or Additional Amounts, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

          Section 12.7.  Conflict with Trust Indenture Act. If this Indenture at
                         ---------------------------------
any time is or is required to be qualified under the Trust Indenture Act and any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If this Indenture at any time is or is required to be qualified under the Trust Indenture Act and any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

          Section 12.8.  Governing Law. The Argentine Negotiable Obligations
                         -------------
Law, Companies Law No. 19,550 of Argentina, as amended, and other applicable Argentine laws govern the capacity and corporate authorization of the Company to execute and deliver this Indenture. Notwithstanding the foregoing, this Indenture shall be governed by and construed in accordance with the laws of the State of New York, United States.

          Section 12.9.  Consent to Jurisdiction and Service of Process. The
                         ----------------------------------------------
Company consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this Indenture or the Notes. The Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture or the Notes in such courts whether on the grounds of venue, residence or domicile or on the grounds that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner provided by this Indenture. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with this Indenture or the Notes may be instituted in any competent court in Argentina.

          (a) The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Indenture or the Notes against the Company in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation System has agreed to act as the Company's agent for service of process. The Company agrees that such appointment shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by the Company of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the Company's agent for service of process, the Company shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, New York City, service of process upon CT Corporation System, as the authorized agent of the Company for service of process, and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.

          (b) Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

          Section 12.10. Counterparts. This Indenture may be executed in any
                         ------------
number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.

          Section 12.11. Effect of Headings. The Article and section headings
                         ------------------
herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 12.12. Severability. In case any provision in this Indenture
                         ------------
or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                  ARTICLE 13.

                              REDEMPTION OF NOTES

         Section 13.1.   Tax Redemption. (a) If at any time after the date of
                         --------------
this Indenture as a result of any change in, or amendment to, the laws or regulations of Argentina or of any political subdivision thereof or any authority therein or thereof having power to tax or as a result of any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective after the date of this Indenture, the Company becomes obligated to pay any Additional Amounts (other than Additional Amounts arising out of the payment by the Company or on its behalf of any personal property tax in respect of the Notes) and such obligations cannot be avoided by the Company taking reasonable measures available to it, then the Notes will be redeemable as a whole (but not in part), at the option of the Company, at any time upon not less than 30 nor more than 60 days' notice given to the Holders at their principal amount together with accrued interest thereon to the date fixed for redemption. If (1) the Company becomes responsible, prior to the maturity of the Notes, for the payment of any personal property tax in respect of the Notes at a rate at least equal to the current applicable rate as provided in Argentine law 24,468, (2) such personal property tax payable by the Company in respect of the Notes for any year represents more than 50% of the total personal property tax that would be payable in respect of the outstanding Notes if the holders of all of such Notes were foreign legal entities subject to such tax, and (3) such obligation cannot be avoided by the Company's taking reasonable measures available to it, then the Notes will be redeemable as a whole (but not in part), at the option of the Company, at any time upon not less than 30 nor more than 60 days' notice given to the Holders at their principal amount together with accrued interest thereon to the date fixed for redemption. The Company shall also pay to the Holders on the Redemption Date any Additional Amounts which would otherwise be payable.

          (b) In order to effect a redemption of Notes pursuant to Section 13.1(a) hereof, the Company shall deliver to the Trustee at least 45 days prior to the Redemption Date: (1) a certificate signed by a duly authorized officer of the Company stating that the obligation to pay Additional Amounts cannot be avoided by the Company's taking reasonable measures available to it, and (2) an opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay Additional Amounts and, with respect to any such Additional Amounts not related to a personal property tax in respect of the Notes, that the obligation so to pay such Additional Amounts resulted or will result from the change or amendment referred to in the first sentence of Section 13.1(a). No notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due or, in the case of Additional Amounts related to a personal property tax in respect of the Notes, earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such personal property tax. The certificate shall additionally specify the Redemption Date and all other information necessary to the publication and mailing by the Trustee of notices of such redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in such certificate and shall be under no duty to check the accuracy or completeness thereof. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments referred to therein to the Trustee.

          Section 13.1.  Optional Redemption. (a) The Company may redeem the
                         -------------------
Notes, in whole or in part, at any time and from time to time, after the date of this Indenture at the option of the Company, upon prior written notice as provided for in this Section 13.2, at a redemption price equal to the principal amount of the Notes called for redemption, plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date).

          (b) If the Company elects to redeem all or a portion of the Notes pursuant to this Section 13.2, it shall notify:

                    (1) the Trustee in writing at least 60 days prior to the Redemption Date, unless the Trustee consents to a shorter period, including the identity and principal amount of the Notes called for redemption; and

                    (2) the Holders of record in writing at least 30, but no more than 60, days prior to the Redemption Date, including:

                    (A)  the Redemption Date;

                    (B)  the redemption price;

                    (C)  the name and address of the Paying Agent;

                    (D) that the Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                    (E) if fewer than all of the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed; and

                    (F) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date.

At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          Section 13.2.  Deposit of Redemption Price. Prior to any Redemption
                         ---------------------------
Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 11.4 hereof) an amount of money sufficient to pay the Redemption Price of, any applicable Additional Amounts, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued interest on, all the Notes which are to be redeemed on that date.

          Section 13.3.  Notes Payable on Redemption Date. Notice of redemption
                         --------------------------------
having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with

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

said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.6 hereof.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate provided by the Note.

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

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                              CENTRAL TERMICA GUEMES S.A.


                              By_____________________________
                              Name:  Carlos Peralta
                              Title:  President

                              THE BANK OF NEW YORK,
                               Trustee, Principal Paying Agent
                               and Co-Registrar


                              By_____________________________
                              Name:
                              Title:

                              BANCO RIO DE LA PLATA S.A.,
                               Registrar and [Paying Agent]


                              By_____________________________
                              Name:
                              Title:

                              [KREDIETBANK S.A. LUXEMBOURGEOISE],
                               Luxembourg Co-Registrar and Paying Agent


                              By_____________________________
                              Name:
                              Title:


* This legend shall be borne by Global Security.
-

** Notes represented by the Global Security shall bear a CINS or CUSIP number
--
and an ISIN number.